                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of Ascent Pediatrics, Inc. of our report dated February 24, 1999, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the financial statements of Ascent Pediatrics, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





                                                  PricewaterhouseCoopers LLP


Boston, Massachusetts
May 26, 1999